As filed with the Securities and Exchange Commission on October 30, 2002

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 30, 2002

FIRST CHARTER CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373

(Address, including zip code, of principal executive offices)

(704) 688-4300

(Registrant’s telephone number, including area code)

Item 7 Financial Statements and Exhibits
Item 9 Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
SCRIPT FOR SECURITIES ANALYSTS MEETING ON 10-30-02
SLIDE PACKAGE FOR SECURITIES ANALYSTS MEETING

Item 7 Financial Statements and Exhibits

     (c)  Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	The script prepared for use by First Charter Corporation Executives for securities analysts meeting held on October 30, 2002, discussing third quarter 2002 results and present growth and earnings estimates for fiscal year 2002 and other business information.

99.2	Slide Package prepared for use with the script included as Exhibit 99.1 by First Charter Corporation Executives for securities analysts meeting held on October 30, 2002, discussing third quarter 2002 results and present growth and earnings estimates for fiscal year 2002 and other business information.

Item 9 Regulation FD Disclosure

     On October 30, 2002, as previously announced, First Charter Corporation held a simultaneous analyst presentation and audio webcast to discuss third quarter 2002 results and present growth and earnings estimates for fiscal year 2002 and other business information. The script and corresponding slide package prepared for use by First Charter Corporation executives at this presentation were posted to First Charter Corporation’s website and the script and certain of the slides are also furnished herewith as Exhibits 99.1 and 99.2, respectively. The furnishing of the script and slides is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials they contain include material investor information that is not otherwise publicly available. In addition, all of the information in the presentations is presented as of October 30, 2002, and First Charter Corporation does not assume any obligation to update such information in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

By:	/s/ Robert O. Bratton Robert O. Bratton Executive Vice President and Chief Financial Officer

Dated: October 30, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	The script prepared for use by First Charter Corporation Executives for securities analysts meeting held on October 30, 2002, discussing third quarter 2002 results and present growth and earnings estimates for fiscal year 2002 and other business information.

99.2	Slide Package prepared for use with the script included as Exhibit 99.1 by First Charter Corporation Executives for securities analysts meeting held on October 30, 2002, discussing third quarter 2002 results and present growth and earnings estimates for fiscal year 2002 and other business information.